Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com

August 5, 2021

Outbrain Inc. 111 West 19th Street New York, NY, 10011

Re: Securities Registered Under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer by Outbrain Inc., a Delaware corporation (the “Company”), on or about the date hereof, relating to an aggregate of up to 15,431,849 shares of its common stock, $0.001 par value (“Common Stock”), that may be issued pursuant to the Company’s 2007 Omnibus Securities and Incentive Plan (the “2007 Plan”), 2021 Long Term Incentive Plan (the “LTIP”) and 2021 Employee Stock Purchase Plan (the “ESPP” and together with the 2007 Plan and LTIP, the “Plans”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: (a) the Company’s current Certificate of Incorporation and Bylaws, as amended (collectively, the “Charter Documents”), the Plans, the Registration Statement and the exhibits thereto, (b) certain corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders relating to adoption or approval of the Charter Documents, the Plans, the reservation of the Common Stock for sale and issuance, the filing of the Registration Statement and the registration of the Common Stock under the Securities Act and documents regarding the Company’s outstanding and reserved capital stock and other securities, and (c) such other documents as we have deemed advisable, and we have examined such questions of law as we have considered necessary.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

August 5, 2021

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law now in effect.

Based upon, and subject to, the foregoing, it is our opinion that when the 15,431,849 shares of Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards to be granted under the LTIP, (b) pursuant to purchase rights to be granted under the ESPP and (c) upon the exercise or settlement of awards granted or to be granted pursuant to the 2007 Plan, and have been duly registered on the books of the transfer agent and registrar for the Common Stock in the name or on behalf of the holders thereof, such Common Stock will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP